EXHIBIT 10-c

Wells Fargo Equipment Finance, Inc.                    Interim Funding Agreement
733 Marquette Avenue, Suite 700
MAC N9306-070
Minneapolis, MN  55402
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This agreement is dated as of July 25, 2003 by and between Wells Fargo Equipment
Finance, Inc.("Creditor") and the undersigned lessee or purchaser or borrower from Creditor, as the case may be (the "Customer").

WHEREAS Creditor has agreed to finance certain equipment for the Customer by way of lease, installment date contract or promissory note (the "Contract", such equipment being described as follows (the "Equipment"):

See Schedule A

WHEREAS the vendor or vendors of the Equipment require progress payments to be made.

NOW THEREFORE the parties hereby agree as follows:

      1. Creditor agrees to make progress payments to the vendor or vendors of the Equipment subject to the terms of this Agreement.

      2. The aggregate amount advanced by Creditor hereunder shall not exceed $1,575,000.00, and Creditor shall not advance and progress payment hereunder without the prior written authorization of the Customer.

      3. Creditor shall not advance any progress payment hereunder until it shall have first received the following: (a) the Contract duly signed by the Customer and all other related documentation that can be delivered prior to the Customer's acceptance of the Equipment, and (b) all advance payments and security deposits required by the Contract.

      4. The term "Cutoff Date" as used in this Agreement means the earliest to occur of the following dates: (a) 12/31/03, (b) the date there occurs an Event of Default as defined in the Contract (notwithstanding that the Equipment has not then been delivered and accepted); or (c) the date there occurs a material adverse change in the financial condition, business, or prospects of the Customer from that considered by Creditor in making its decision to finance the Equipment.

      5. If on the Cutoff Date the Equipment has not been delivered to and accepted by the Customer under the Contract as evidenced by a delivery and acceptance certificate executed by the Customer in form and substance satisfactory to Creditor, then upon demand at any time after the Cutoff Date the Customer shall pay Creditor the total amount advanced hereunder and remaining unpaid on the Cutoff Date together with accrued but unpaid interest thereon determined as provided below, and Creditor shall no longer be obligated to make advances hereunder. Upon such payment, Creditor shall transfer all of its rights, title, and interest in the Equipment and in progress payments advanced hereunder to the Customer without recourse or any warranty whatsoever. In order to protect its ability to acquire use of the Equipment, the Customer may, if Creditor has not demanded payment with 10 business days after the specific date set forth in clause (a) of the definition of Cutoff Date, pay Creditor within such period the amount that would have even due had such a demand been made, but if no such payment is made within such period, the Customer shall have no right to acquire use of the Equipment under the Contract, and Creditor may, at its option, by written notice to the Customer, declare the Contract and all of Creditor's obligations thereunder terminated and acquire the Equipment for its own account or make any other arrangement with the vendor it can negotiate or demand payment from the Customer as provided above.

      6. Whether or not the Equipment is accepted by the Customer under the Contract, the Customer agrees to pay Creditor interest on the unpaid balance of the amount advanced hereunder for the date of the initial advance until the advances are fully paid at an annual rate (computed on the basis of actual days elapsed in a 360-day year) equal to the following: 1% above the rate of interest publicly announced by Wells Fargo Bank Minnesota, National Association from time to time as its base rate, each change in the interest rate hereon to become effective.

      7. Interest shall be payable monthly beginning with the 10th day of the month following the month in which the first advance is made and on the same day of each month thereafter and also on the maturity date. The maturity date of this obligation is the earliest of (a) the date Creditor demands payment pursuant to paragraph 5, (b) the date the Equipment is accepted by the Customer under the Contract, or (c) the date the Customer prepays as permitted by paragraph 5.

      8. Some items of Equipment may be delivered by the vendor to the Customer without the Customer having accepted the items under the Contract. The Customer agrees to maintain insurance of each item of Equipment as required by the Contract from the date it is delivered to the Customer regardless of whether the Customer has accepted the item under the Contract.

      9. Although the Customer has agreed to reimburse Creditor as provided in paragraph 5 for amounts advanced by Creditor hereunder, such amounts do not constitute loans to the Customer, and Creditor as the party making the progress payments to the vendor or vendors reserves for its own benefit all rights to the Equipment and to the benefits of amounts advanced hereunder subject only to its obligations under the Contract and under the Agreement.

      10. Creditor makes no representation as to when the Equipment may be delivered by the vendor thereof.

      11. This agreement may not be assigned by the Customer without the prior written consent of Creditor. This agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

      12. This agreement shall be governed by the same substantive laws that govern the Contract.

Creditor:  Wells Fargo Equipment Finance, Inc.


_____________________________________       See attached Annex A for Signatures
By

_____________________________________
Title

Wells Fargo Equipment Finance, Inc.                                      Annex A
Investors Building, Suite 300
733 Marquette Avenue
Minneapolis, MN  55402
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           Annex A to Interim Funding Agreement dated as of 7/25/2003

W By signing this agreement, each of the undersigned acknowledges that they are jointly and severally bound to perform all of the obligation of the Debtor under the note and the term "Debtor" shall refer to each of them separately and to all of the jointly.

In witness whereof, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement, as of the day and year first aforesaid.

Debtor: Thermodynetics, Inc.

By:____________________________________

Title:_________________________________


Debtor: Vulcan Industries, Inc.

By:____________________________________

Title:_________________________________